                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   August 1, 1999 to August 31, 1999
Distribution Date:   September 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                             -------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                               (0.00)                  0.0000000
          Class A-2 Note  Amount                                                                0.00                   0.0000000
          Class A-3 Note  Amount                                                                0.00                   0.0000000
          Class A-4 Note  Amount                                                       17,544,361.07                 118.5429802
          Class A-5 Note  Amount                                                                0.00                   0.0000000
          Class A-P Note  Amount                                                        3,769,414.10                  30.1553128
          Class B  Note  Amount                                                         1,959,570.34                  30.8011685
          Class C  Note  Amount                                                           748,468.39                  30.8011685
          Certificates  Amount                                                            390,598.60                  22.6040856

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                0.00                   0.0000000
          Class A-2 Note  Amount                                                                0.00                   0.0000000
          Class A-3 Note  Amount                                                                0.00                   0.0000000
          Class A-4 Note  Amount                                                          700,435.99                   4.7326756
          Class A-5 Note  Amount                                                          790,625.00                   5.2083333
          Class A-P Note  Amount                                                          317,637.29                   2.5410983
          Class B  Note  Amount                                                           169,154.64                   2.6588281
          Class C  Note  Amount                                                            68,198.94                   2.8065407
          Certificates  Amount                                                             73,754.48                   4.2681991

(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)        381,556,996.66

(iv)   Class A-1 Notes Balance (end of Collection Period)                                       0.00
       Class A-1 Pool Factor (end of Collection Period)                                                                0.0000000
       Class A-2 Notes Balance (end of Collection Period)                                       0.00
       Class A-2 Pool Factor (end of Collection Period)                                                                0.0000000
       Class A-3 Notes Balance (end of Collection Period)                                       0.00
       Class A-3 Pool Factor (end of Collection Period)                                                                0.0000000
       Class A-4 Notes Balance (end of Collection Period)                             119,126,076.68
       Class A-4 Pool Factor (end of Collection Period)                                                                0.8049059
       Class A-5 Notes Balance (end of Collection Period)                             151,800,000.00
       Class A-5 Pool Factor (end of Collection Period)                                                                1.0000000
       Class A-P Notes Balance (end of Collection Period)                              58,208,593.32
       Class A-P Pool Factor (end of Collection Period)                                                                0.4656687
       Class B Notes Balance (end of Collection Period)                                30,260,361.29
       Class B Pool Factor (end of Collection Period)                                                                  0.4756423
       Class C Notes Balance (end of Collection Period)                                11,558,107.19
       Class C Pool Factor (end of Collection Period)                                                                  0.4756423
       Certificates Balance (end of Collection Period)                                 10,603,858.18
       Certificates Pool Factor (end of Collection Period)                                                             0.6136492

(v)    Basic Servicing Fee                                                                338,307.84                   0.3234408

(vi)   Aggregate Realized Losses                                                        1,430,359.58
       Aggregate Net Losses                                                             1,009,466.81
       Cummulative Net Losses for all periods                                          28,603,394.92



                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   August 1, 1999 to August 31, 1999
Distribution Date:   September 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                      ------------------------------

(vii)   Reserve Account Balance after Giving Effect to Payments                        16,200,000.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments              16,200,000.00
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                        38,776.37
        Draws on Reserve Account                                                               (0.00)
        Deposits to Reserve Account                                                             0.00
        Class C Reserve Account Balance after Giving Effect to Payments                 2,861,677.47
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                2,861,677.47
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                               183,093.10
        Draws on Class C Reserve Account                                                        0.00
        Deposits to Class C Reserve Account                                                     0.00

(viii)  Class A-1 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
        Class A-5 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
        Class A-P Notes Interest Carryover Shortfall                                            0.00                   0.0000000
        Class B Notes Interest Carryover Shortfall                                              0.00                   0.0000000
        Class C Notes Interest Carryover Shortfall                                              0.00                   0.0000000
        Certificates Interest Carryover Shortfall                                               0.00                   0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
        Class A-5 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
        Class A-P Notes Principal Carryover Shortfall                                           0.00                   0.0000000
        Class B Notes Principal Carryover Shortfall                                             0.00                   0.0000000
        Class C Notes Principal Carryover Shortfall                                             0.00                   0.0000000
        Certificates Principal Carryover Shortfall                                              0.00                   0.0000000



(ix)  Additional Principal Distributable Amount                                                (0.00)

(x)   Aggregate Purchase Amount of Receivables Repurchased by the Seller                        0.00
      or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                       Number                   Balance
                                                                                 ---------------------------------------------------
           30-59 Days                                                                   1603                       12,207,182.20
           60-89 Days                                                                    499                        3,809,154.56
           90 Days or More                                                               373                        2,771,325.00
        Financed Vehicles Repossessed but not yet charged off                            62                           527,757.91

                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   August 1, 1999 to August 31, 1999
Distribution Date:   September 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                             -------------------------------

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                             0.1151836
Weighted Average Remaining Term of Remaining Portfolio                          30.4843866

Net Loss Ratio as of Each Collection Period
     (i)    Second Preceding Collection Period                                   0.0061572
     (ii)   Preceding Collection Period                                          0.0056720
     (iii)  Current Collection Period                                            0.0076909
     (iv)   Three Month Average                                                  0.0065067

Ending Portfolio Balance                                                    381,556,996.66



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